Exhibit F

             [Letterhead of Entergy Services, Inc.]



                        January 30, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

           I am General Attorney-Corporate and Securities for Entergy Services, Inc. and have acted as counsel for Entergy Corporation ("Entergy") in connection with the transactions proposed in the Application-Declaration on Form U-1 (the "Application-Declaration"), filed by Entergy with the Securities and Exchange Commission (the "Commission") under the provisions of the Public Utility Holding Company Act of 1935 in File No. 70-8977, relating, among other things, to (i) the renewal and extension by Entergy of the Entergy Stock Investment Plan ("Investment Plan") for an additional three (3) year period commending April 1, 1997 and terminating March 30, 2000, and (ii) the proposed acquisition by Entergy of up to an aggregate maximum of 4,000,000 shares of its common stock, $.01 par value (the "Common Stock") and (iii) the sale of the Common Stock pursuant to the Investment Plan either from shares acquired by Entergy on the open market and held as treasury shares or from shares previously authorized but unissued.

           This is to advise you that, based on the foregoing, in my opinion:

                     1.    Entergy has been duly incorporated and
               is validly existing as a corporation in good standing under the laws of the State of Delaware.

                      2.     Provided   that  (i)  the   proposed
               transactions are consummated in accordance with the Application-Declaration and the Commission's orders with respect thereto, (ii) the proposed acquisition of Entergy's Common Stock, and issuance and/or sale of Common Stock, are effected in accordance with (a) Entergy's Certificate of
               Incorporation      (the      "Certificate       of
               Incorporation"), (b) the terms of the Investment Plan, (c) the provisions of the Delaware General Corporation Law, and (d) applicable resolutions to be adopted by Entergy's Board of Directors, and
               (iii) applicable securities laws are complied with in connection with any such acquisition and any such issuance and/or sale:

                                    (a)  all State laws that  are
                         applicable to the proposed acquisition and issuance and/or sale of Common Stock will have been complied with;

                                    (b)  To the extent shares  of
                         Common Stock to satisfy the requirements
                         of  the  Plan are purchased on the  open
                         market,   Entergy  will   have   legally
                         acquired the shares of Common Stock to be purchased by it;

                                    (c)   the  shares  of  Common
                         Stock issued and/or sold by Entergy for purposes of the Investment Plan will be validly issued, fully paid and non-assessable, and the holders thereof will be entitled to the rights and privileges pertaining thereto as set forth in the Certificate of Incorporation, except to the extent such rights and privileges may be affected by the terms of the Investment Plan; and

                                    (d)  the consummation of  the
                         proposed  transactions by  Entergy  will
                         not  violate  the legal  rights  of  the
                         holders  of  any  securities  issued  by
                         Entergy   or   any   associate   company
                         thereof.

           This opinion does not pass upon the "blue sky" laws that may apply to the distribution of the Common Stock.

          I am a member of the Louisiana, Texas and Virginia Bars and do not hold myself out as an expert on the laws of any other state.

           I hereby consent to the use of this opinion as an exhibit to the Application-Declaration.

                              Very truly yours,

                              /s/ Laurence M. Hamric

                              LAURENCE M. HAMRIC